Exhibit 99.1

Mitek Reports Second Quarter Fiscal 2013 Financial Results

•	889 financial institutions have signed to deploy Mobile Deposit® with 445 live as of March 31, 2013

•	Increased Mobile Deposit® transaction usage over 25% for fourth consecutive quarter

•	Seventh mobile imaging patent issued by USPTO for Mobile Photo Bill Pay

•	Collaborated with U.S. Bank to launch Mobile Photo Bill Pay

•	Mobile Deposit® solution won top award for “Overall Most Innovative” at annual Monarch Awards

SAN DIEGO – May 7, 2013 – Mitek Systems, Inc. (NASDAQ:MITK) (www.miteksystems.com), a leading mobile imaging software solutions provider, today announced its financial results for the second quarter of fiscal 2013, which ended March 31, 2013.

“We had a strong quarter which can be attributed to the widespread adoption of our mobile imaging solutions, particularly Mobile Deposit and Mobile Photo Bill Pay. We believe Mobile Deposit has become an expected capability, and more banks than ever are utilizing the technology to retain customers and attract new business. Meanwhile, U.S. Bank was the first nation-wide bank to launch Mobile Photo Bill Pay” said James B. DeBello, president and CEO of Mitek. “We are confident in our momentum moving forward, and are excited to partner with a variety of institutions interested in Mitek’s technology.”

Total revenue for the second quarter of fiscal 2013 was $3.2 million compared to total revenue of $1.2 million in the second quarter of fiscal 2012, driven primarily by growth in software license revenue.

GAAP net loss for the second quarter of fiscal 2013 was $2.4 million, or $0.09 per share, compared to GAAP net loss of $2.8 million, or $0.11 on a per share basis, in the second quarter of fiscal 2012. Non-GAAP net loss for the second quarter of fiscal 2013 was $1.7 million, or $0.06 per share, compared to non-GAAP net loss of $2.2 million, or $0.09 per diluted share, in the second quarter of fiscal 2012.

Total operating expenses for the second quarter of fiscal 2013 were $5.6 million compared to $4.1 million for the second quarter of fiscal 2012. The increase in total operating expenses was primarily driven by higher investments in personnel to grow the business as well as litigation-related expense.

The Company ended the second quarter of fiscal 2013 with cash, cash equivalents and investments of $15.3 million, compared to $14.6 million at September 30, 2012.

Highlights

•	U.S. Bank, a top 10 financial institution, successfully launched Mitek’s Mobile Photo Bill Pay Solution

•	Seventh mobile imaging patent issued to the Company by the USPTO and the first patent issued for Mobile Photo Bill Pay, bringing the total number of issued patents to 14, with 25 patents pending

•	Mitek received the “Overall Most Innovative” award at Barlow Research’s annual Monarch Awards, distinguishing Mobile Deposit® as a B2B innovation within the financial services industry

Conference Call

Mitek management will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET to discuss the Company’s financial results. To participate, please dial in as follows approximately ten minutes in advance of the scheduled start time:

•	Parties in the United States and Canada can access the call by dialing 1-866-318-8618, using conference code 38746037.

•	International parties can access the call by dialing 617-399-5137, using conference code 38746037.

Mitek will offer a live webcast of the conference call, which will also include forward-looking information. The live webcast will be accessible and on the “Investor Relations” section of the Company’s website at http://www.miteksystems.com , and will be archived for a period of 30 days. An audio replay of the conference call will be available approximately two hours after the call and will be archived for 30 days. To hear the replay, parties in the United States and Canada should call 1-888-286-8010 and enter conference code 90898050. International parties should call 1-617-801-6888 and enter conference code 90898050.

About Mitek

Headquartered in San Diego, CA., Mitek Systems, Inc. (NASDAQ: MITK) is a mobile imaging software solutions provider that allows users to remotely deposit checks, pay their bills, get insurance quotes, and transfer credit card balances by snapping a picture with their camera-equipped smartphones and tablets instead of using the device keyboard. Mitek’s technology increases convenience for the consumer by eliminating the need to go to the bank branch or automated teller machine, and dramatically reduces processing and customer acquisition costs while increasing customer retention. With a strong patent portfolio, Mitek is positioned as the leading innovator in mobile imaging software and currently provides its solutions to Fortune 500 financial services companies. For more information about Mitek Systems, please visit http://www.miteksystems.com. MITK-F

Forward-Looking Statements

Statements contained in this news release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s long-term prospects, market opportunities beyond the financial services market, and the pursuit of partnerships in new market segments are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the launch of Mobile Deposit by the Company’s signed customers. Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net (loss) income and non-GAAP net (loss) income per share that exclude stock compensation expenses. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of evaluating the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financials, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations, against investor and analyst financial models, identifying trends in the Company’s underlying business and performing related trend analyses, and they provide a better understanding of how management plans and measures the Company’s underlying business.

© 2013 Mitek Systems, Inc. All rights reserved. The Mitek Systems name and logo and Mobile Deposit® are registered trademarks of Mitek Systems, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

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MITEK SYSTEMS, INC

BALANCE SHEETS

	March 31, 2013	September 30, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,991,249	$6,702,090
Short-term investments	4,901,326	5,819,537
Accounts receivable, net	793,699	1,097,311
Other current assets	720,432	485,165

Total current assets	16,406,706	14,104,103

Long-term investments	418,016	2,085,690
Property and equipment, net	1,122,593	491,079
Other non-current assets	42,049	42,049

Total assets	$17,989,364	$16,722,921

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,776,094	$711,950
Accrued payroll and related taxes	922,668	726,965
Deferred revenue	2,436,997	1,632,085
Other current liabilities	122,852	31,656

Total current liabilities	5,258,611	3,102,656

Other non-current liabilities	818,837	63,586

Total liabilities	6,077,448	3,166,242

Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 60,000,000 and 40,000,000 shares, respectively, 27,044,039 and 25,995,216 issued and outstanding, respectively	27,044	25,995
Additional paid-in capital	39,095,260	36,990,691
Accumulated other comprehensive income (loss)	1,920	(616)
Accumulated deficit	(27,212,308)	(23,459,391)

Total stockholders’ equity	11,911,916	13,556,679

Total liabilities and stockholders’ equity	$17,989,364	$16,722,921

MITEK SYSTEMS, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2013	2012	2013	2012
Revenue
Software	$2,174,878	$505,448	$4,745,584	$3,397,474
Maintenance and professional services	1,049,384	686,289	1,788,343	1,313,747

Total revenue	3,224,262	1,191,737	6,533,927	4,711,221

Operating costs and expenses
Cost of revenue-software	154,256	109,528	346,862	257,187
Cost of revenue-maintenance and professional services	262,836	200,209	410,226	354,818
Selling and marketing	1,417,397	712,037	2,681,449	1,562,966
Research and development	1,641,353	1,730,679	3,044,107	2,909,785
General and administrative	2,147,806	1,299,953	3,816,735	2,463,182

Total costs and expenses	5,623,648	4,052,406	10,299,379	7,547,938

Operating loss	(2,399,386)	(2,860,669)	(3,765,452)	(2,836,717)

Other income (expense), net
Interest and other expense, net	(29,211)	(62,638)	(72,904)	(129,703)
Interest income	36,122	72,114	86,239	146,138

Total other income (expense), net	6,911	9,476	13,335	16,435

Loss before income taxes	(2,392,475)	(2,851,193)	(3,752,117)	(2,820,282)

Provision for income taxes	(800)	3,837	(800)	(800)
Net loss	$(2,393,275)	$(2,847,356)	$(3,752,917)	$(2,821,082)

Net loss per share - basic and diluted	$(0.09)	$(0.11)	$(0.14)	$(0.11)

Shares used in calculating net loss per share - basic and diluted	26,473,938	25,013,284	26,246,642	24,700,047

MITEK SYSTEMS, INC.

NON-GAAP NET LOSS RECONCILIATION

(unaudited)

	For the three months ended March 31,		For the six months ended March 31,
	2013	2012	2013	2012
Loss before income taxes	$(2,392,475)	$(2,851,193)	$(3,752,117)	$(2,820,282)

Add back:
Stock compensation expense	703,599	651,187	1,360,133	1,152,884

Non-GAAP loss before income taxes	(1,688,876)	(2,200,006)	(2,391,984)	(1,667,398)
Non-GAAP benefit (provision) for income taxes	(800)	3,837	(800)	(800)

Non-GAAP net loss	$(1,689,676)	$(2,196,169)	$(2,392,784)	$(1,668,198)

Non-GAAP net loss per share - basic and diluted	$(0.06)	$(0.09)	$(0.09)	$(0.07)

Shares used in calculating non-GAAP net loss per share - basic and diluted	26,473,938	25,013,284	26,246,642	24,700,047

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Mitek Contact:

Peter Salkowski

Managing Director, The Blueshirt Group

ir@miteksystems.com

858-309-1780